Exhibit 99.1

CONSENT TO BE NAMED AS A DIRECTOR NOMINEE

I consent to the use of my name as a Director Nominee in the section “Directors and Executive Officers” in Amendment No. 6 to the Registration Statement filed by USA Compression Partners, LP on Form S-1 (Commission File No. 333-174803) and in Amendment No. 2 to the Registration Statement filed by USA Compression Partners, LP on Form S-1 (Commission File No. 333-180551) and each related Prospectus and each further amendments or supplements thereto.

Dated: June 5, 2012

/s/ Robert F. End
Name: Robert F. End